Exhibit 23


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of
AmBase Corporation, of our report dated March 15, 2004 relating to the financial statements and financial statement schedule of AmBase Corporation, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers, LLC
New York, New York
March 25, 2004